Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered as of July 31, 2001, by and among OpNext, Inc., a Delaware corporation (the “Company”), Clarity Partners, L.P., a Delaware limited partnership (“Clarity”), Clarity OpNext Holdings I, LLC, a Delaware limited liability company (“Holdings I”), and Clarity OpNext Holdings II, LLC, a Delaware limited liability company (“Holdings II,” and together with Clarity and Holdings I, the “Clarity Investors”), and Hitachi, Ltd., a corporation existing under the laws of Japan (“Hitachi”).
RECITALS
     A. Pursuant to that certain Amended and Restated Stock Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”), between the Company, Hitachi and the Clarity Investors, concurrently with the execution of this Agreement each Clarity Investor is purchasing the number of shares of the Company’s Class A Common Stock, $.01 par value (the “Class A Common Stock”) set forth next to such Clarity Investor’s name on Schedule A hereto, and Hitachi is purchasing One Hundred Five Million (105,000,000) shares of the Class A Common Stock.
     B. In consideration of the aforementioned purchase of the Class A Common Stock by the Clarity Investors and Hitachi, the Company has agreed to provide to the Holders (as defined below) the registration rights set forth herein pursuant to Section 3(a)(v) of the Stock Purchase Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto hereby agree as follows:
1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:
     1.1 Affiliate. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
     1.2 Board. “Board” shall mean the Company’s Board of Directors.
     1.3 Clarity Holders. “Clarity Holders” shall mean (a) the Clarity Investors, (b) all of the Clarity Investors’ “Permitted Transferees” (as defined in Section 7(f) of the Stockholders’ Agreement), and (c) any Person to which Registrable Shares are transferred by a Clarity Investor or its Permitted Transferees that has registration rights pursuant to Section 2.10 below, in each case for so long as such Person owns beneficially or of record Registrable Shares. “Clarity Holders” shall also include any Clarity Director (as defined in the Stockholders’ Agreement) who acquires Common Stock (pursuant to the exercise of stock options or otherwise) in connection with such Clarity Director’s service on the Board, and Clarity Management, L.P., a Delaware limited partnership, to the extent Clarity Management, L.P. acquires Common Stock (pursuant to the exercise of stock options or otherwise) in connection with any Clarity Director’s service on the Board; provided that, in either case, such Person agrees in writing to be bound by this Agreement.
     1.4 Clarity Majority. “Clarity Majority” shall mean (a) for purposes of Section 2.1 hereof, Holders of at least 30% of the Registrable Shares held by all Clarity Holders at the time of any request for registration pursuant to Section 2.1, and (b) for all other purposes under this agreement, Holders of a majority of the Registrable Shares held by all Clarity Holders from time to time.
     1.5 Commercially Reasonable Efforts. “Commercially Reasonable Efforts” means diligent and commercially reasonable and expeditious efforts to accomplish a task or objective in a manner that is at least equal to the efforts, quality and resources devoted by a similarly situated corporation under similar circumstances.
     1.6 Commission. “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     1.7 Common Stock. “Common Stock” shall mean the Company’s common stock, par value $0.01 per share, including without limitation such shares designated as Class A and Class B common stock.
     1.8 Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.
     1.9 Hitachi Holders. “Hitachi Holders” shall mean (a) Hitachi, and (b) all of its “Permitted Transferees” (as defined in Section 7(f) of the Stockholders’ Agreement) and (c) any Person to which Registrable Shares are transferred by Hitachi or its Permitted Transferees that has registration rights pursuant to Section 2.10 below, in each case for so long as such Person owns beneficially or of record Registrable Shares. “Hitachi Holders” shall include any Hitachi Director (as defined in the Stockholders’ Agreement) who acquires Common Stock (pursuant to the exercise of stock options or otherwise) in connection with such Hitachi Director’s service on the Board; provided that such Hitachi Director agrees in writing to be bound by this Agreement.
     1.10 Hitachi Majority. “Hitachi Majority” shall mean Holders of a majority of the Registrable Shares held by all Hitachi Holders from time to time.
     1.11 Holder. “Holder” means any Clarity Holder or Hitachi Holder.
     1.12 Initial Public Offering. “Initial Public Offering” means the initial underwritten public offering registered under the Securities Act of shares of Common Stock.
     1.13 Person. “Person” means an individual, partnership, corporation, joint venture, limited liability company, trust, unincorporated association or government (including any political subdivision, agency, department or instrumentality thereof).

     1.14 Registrable Shares. “Registrable Shares” means the shares of Common Stock, and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise. As to any particular Registrable Shares once issued, such Registrable Shares shall cease to be Registrable Shares when (a) a registration statement covering such Registrable Shares has been declared effective under the Securities Act and such Registrable Shares have been disposed of pursuant to such effective registration statement, (b) such Registrable Shares have been distributed to the public pursuant to Rule 144, (c) such Registrable Shares shall have ceased to be outstanding, (d) such Registrable Shares are held by a Holder who is not an Affiliate of the Company and such shares are eligible for sale pursuant to Rule 144(k) under the Securities Act or (e) such Registrable Shares are held by a Holder who is an Affiliate of the Company and all such shares are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) of the Securities Act.
     1.15 Rule 415. “Rule 415” means Rule 415 or any comparable provision that may be adopted by the Commission under the Securities Act.
     1.16 Securities Act. “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.
     1.17 Selling Holder. “Selling Holder” means, with respect to any registration statement, any Holder whose securities are included therein.
     1.18 Stockholders’ Agreement. “Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of even date herewith, by and among the Company, the Clarity Investors and Hitachi.
2. Registration Rights.
     2.1 Demand Registrations.
          2.1.1 Demand Rights. At any time and from time to time following one hundred eighty (180) days (or such shorter period of time approved by the managing underwriter(s)) after the Initial Public Offering, the Clarity Majority and the Hitachi Majority (each, the “Initiating Holders”) shall each be entitled:
     (i) to make a written request (each, a “Demand”) of the Company to register some or all of their Registrable Shares under the Securities Act (other than a shelf registration under Rule 415 which shall be requested pursuant to subsection (ii) below) on any Commission form then available for use by the Company therefor (together with any registration covered by subsection (ii) below, a “Demand Registration”); and
     (ii) if the Company and the proposed offering qualifies for the use of Form S-3 under the Securities Act (or any successor form thereto), to make a Demand for a Demand Registration on Form S-3 (or such successor form), provided that the aggregate offering value must be reasonably expected to equal at least $10,000,000 (or such lower amount as represents all Registrable Shares held by the Initiating Holders).
All Holders shall be entitled to participate in any such Demand Registration, by whomever initiated, pursuant to the terms, and subject to the limitations, of Sections 2.1.4 and 2.1.5 hereof. Notwithstanding anything in this Section 2.1.1, (a) the Clarity Holders will collectively be entitled to no more than an aggregate of two (2) Demand Registrations pursuant to clause (i) above, (b) the Hitachi Holders will collectively be entitled to no more than an aggregate of two (2) Demand Registrations pursuant to clause (i) above, and (c) subject to Section 2.1.3.3, each of the Clarity Holders and the Hitachi Holders will be entitled to an unlimited number of Demand Registrations pursuant to clause (ii) above.
          2.1.2 Selection of Underwriter. Any Demand Registration hereunder shall be on any appropriate form under the Securities Act permitting registration of such Registrable Shares for resale by such Holders in the manner or manners designated by the Initiating Holders (including, without limitation, pursuant to one or more underwritten offerings), but subject to the next sentence. The procedure for determining whether the offering will involve an underwritten offering shall be determined by the Initiating Holders, and the managing underwriter(s) shall be selected by the Initiating Holders; provided, however, (A) in the case of an underwritten offering pursuant to this Section 2.1 that will include only secondary shares, (i) any managing underwriter that did not manage or co-manage at least one previous underwritten registered public offering of Common Stock (including, without limitation, the Initial Public Offering) shall be approved by the Company, which approval shall not be unreasonably withheld, and (ii) the Initiating Holders shall provide at least three (3) business days’ prior written notice to Hitachi (in the case of a demand by the Clarity Majority) or to Clarity (in the case of a demand by the Hitachi Majority) of the Initiating Holders’ selection of any managing underwriter that managed or co-managed at least one previous underwritten registered public offering of Common Stock for comment by Hitachi or Clarity (as the case may be) (it being understood that in the case of a disagreement between the Initiating Holders and the commenting party with respect to the selection of the underwriter(s) in accordance with this clause (ii), the Initiating Holders shall be entitled to make the final determination with respect to the selection of underwriters); and (B) in the case of an underwritten offering pursuant to this Section 2.1 that will include primary shares, each proposed managing underwriter shall be approved by the Company. If requested, the Company shall enter into an underwriting or purchase agreement with an investment banking firm in connection with a Demand Registration containing reasonable representations, warranties, indemnities and agreements then customarily included in underwriting or purchase agreements by such underwriter with respect to secondary distributions of securities.
          2.1.3 Registration.
               2.1.3.1 Filing and Effectiveness of Registration Statement. The Company shall file a registration statement with respect to such Demand Registration as promptly as practicable following such Demand and use its Commercially Reasonable Efforts to cause the same to be declared effective as promptly as practicable following such Demand. Unless all of the Registrable Shares covered by the registration statement have earlier been sold or withdrawn from sale or cease to be Registrable Shares, the Company shall use its Commercially Reasonable Efforts to maintain the effectiveness of any Demand Registration for a period ending upon the sooner of (i) the sale of all Registrable Shares covered by such registration statement or the date on which the Holders of unsold Registrable Shares deliver written notice to the Company that they no longer intend to offer or sell such securities pursuant to the registration statement and (ii) the expiration of the period lasting one hundred eighty (180) days (in the case of a shelf registration) or ninety (90) days (in the case of any other registration) after such registration statement is first declared effective, plus (x) the number of days during which the Selling Holders are prohibited from making sales pursuant to such Demand Registration because of any stop order, injunction or other order or requirement of the Commission or any other U.S. governmental agency or court and (y) the number of days constituting any Demand Suspension Period (as defined in Section 2.1.3.2) (the “Demand Period”). A registration will not count as a Demand Registration unless it is declared effective by the Commission and remains effective until the earlier of (x) such time as all of the Registrable Shares included on a demand basis in such registration have been sold or disposed of by the Selling Holders or cease to be Registrable Shares, or (y) the expiration of the Demand Period. In addition, a request for registration shall not be deemed to constitute a Demand Registration for purposes of the preceding sentence if: (i) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by the Holders requesting such registration; (ii) the Company voluntarily takes any action that would result in the Holder not being able to sell such Registrable Shares covered thereby during the Demand Period; or (iii) if the Demand Registration does not involve an underwritten offering, the Selling Holders determine not to proceed following any delay of more than sixty (60) consecutive days imposed by the Company under Section 2.1.3.2 hereof, provided, that prior to such delay, the Holders have not sold more than eighty percent (80%) of the Registrable Shares included in such Demand Registration on a demand basis.
               2.1.3.2 Demand Suspension Period. Notwithstanding Section 2.1.3.1, the Company may, at any time, delay the filing or delay or suspend the effectiveness of the Demand Registration or, without suspending such effectiveness, instruct the Selling Holders not to sell any securities included in the Demand Registration or delay the filing of any amendment or supplement pursuant to Section 2.1.3.4, if the Board has determined and promptly notifies the Selling Holders in writing that in its reasonable good faith judgment (i) a material event has occurred or is likely to occur with respect to the Company or one of its Subsidiaries (as defined in the Stockholders’ Agreement) that has not been publicly disclosed and, if disclosed, could reasonably be expected to materially and adversely affect the Company and its ability to consummate the Demand Registration or (ii) the Demand Registration could reasonably be expected to interfere with any material financing, acquisition, corporate reorganization, merger, tender offer or other significant transaction involving the Company (a “Demand Suspension Period”), by providing the Selling Holders with written notice of such Demand Suspension Period and the reasons therefor. The Company shall use its Commercially Reasonable Efforts to provide such notice at least ten (10) days prior to the commencement of such a Demand Suspension Period; provided, however, that in any event the Company shall provide such notice no later than the commencement of such Demand Suspension Period; provided, further, that in no event shall one or more Demand Suspension Periods exceed, in the aggregate, 90 days during any consecutive 12-month period.

               2.1.3.3 Limitations on Demand Registration. Notwithstanding Section 2.1.3.1, the Company shall not be obligated to file a registration statement with respect to a Demand Registration within six (6) months (or, if shorter, the underwriters’ lock up period applicable to participants in such offering) following the consummation of any underwritten public offering of shares of capital stock of the Company in which Registrable Shares of the Holders are included pursuant to Section 2.2.
               2.1.3.4 Amendments and Supplements. Subject to Section 2.1.3.2, the Company further agrees to supplement or amend such registration statement with respect to such Demand Registration, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act for the registration of securities or as reasonably requested (which request shall result in the filing of a supplement or amendment subject to approval thereof by the Company, which approval shall not be unreasonably withheld) by any Selling Holder or any managing underwriter of Registrable Shares to which such Demand Registration relates, and the Company agrees to furnish to the Selling Holders (and any managing underwriter) copies, in substantially the form proposed to be used and/or filed, of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall prepare and file any amendment or supplement as promptly as is commercially practicable. The Selling Holders shall promptly notify the Company in writing upon completion of any offer or sale or at such time as such Holders no longer intend to make offers or sales under any registration statement of the Company. The Company shall be required to amend or supplement from time to time the registration statement with respect to any Demand Registration to update the list of Selling Holders pursuant to written requests by such Holders (provided the Company shall not be obligated to do so more frequently than every forty-five (45) days).
               2.1.3.5 Review of Registration Statement. The Company will furnish to the Holders of the Registrable Shares covered by a Demand Registration and the underwriters, if any, copies of all documents proposed to be filed in connection therewith (including, without limitation, all amendments and supplements to the registration statement, but excluding any documents (or portions thereof) as to which confidential treatment under applicable Commission rules has been requested) at least five (5) business days prior to such filing, which documents will be subject to the review and reasonable comment, within such five (5) business day period, of such Holders and underwriters. The Company will not file any registration statement in connection with a Demand Registration without the consent of the Holders of a majority of the Registrable Shares to be included in such Demand Registration, which consent shall be deemed given if no written objection is received by the Company on or before the end of such five business day period.
          2.1.4 Inclusion of Registrable Shares. Any written request for a Demand shall specify the number of Registrable Shares to be registered and the intended methods of disposition thereof. Within five (5) business days after receipt of any Demand, the Company shall give written notice of such registration request to the other Holders and the Company shall include in such registration all Registrable Shares as to which the Company has received written requests for inclusion therein from such Holders within ten

(10) business days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Shares to be registered and the intended method of distribution thereof. The Company may also include in such Demand Registration shares of Common Stock for the account of the Company and any other Persons who hold shares of Common Stock.
          2.1.5 Priority on Demand Registrations. If a Demand Registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate number of Registrable Shares which the Selling Holders exercising their Demand Registration rights, the Company and any other Persons desiring to participate in such Demand Registration propose to include in such registration statement exceeds the maximum number of shares of Common Stock that can reasonably be expected to be sold within a price range acceptable to the Initiating Holders, then the Company will include in such registration:
     (i) in the case of a Demand pursuant to clause (i) of Section 2.1.1, first, the Registrable Shares of the Clarity Holders (in the case of a Demand by the Clarity Majority) or the Hitachi Holders (in the case of a Demand by the Hitachi Majority), second, any securities requested to be included by other Holders, third, any securities to be sold for the account of the Company, and fourth, the securities requested to be included by other securityholders of the Company pursuant to contractual rights to participate in such registration (the “Other Securityholders”); and
     (ii) in the case of a Demand pursuant to clause (ii) of Section 2.1.1, first, the Registrable Shares of the Holders, second, any securities to be sold for the account of the Company, and third, the securities requested to be included by Other Securityholders;
provided, however, in either case, the managing underwriters shall have the right to eliminate entirely the participation of the Company and the Other Securityholders; provided, further, in either case, that no such reduction may reduce the number of Registrable Shares being sold by the Clarity Holders to less than twenty-five percent (25%) of the shares requested to be sold by the Clarity Holders in such offering.
     If in connection with any market “cutback” pursuant to this Section 2.1.5, (a) the Registrable Shares of the Clarity Holders who have requested that securities owned by them be included in such registration shall be included on a pro rata basis in proportion to the number of Registrable Shares then held by each such Clarity Holder, and (b) the Registrable Shares of the Hitachi Holders who have requested that securities owned by them be included in such registration shall be included on a pro rata basis in proportion to the number of Registrable Shares then held by each such Hitachi Holder.
          2.1.6 Compliance. Notwithstanding any other provisions hereof, the Company shall use its best efforts to ensure that (i) any Demand Registration, and any amendment thereto, and any prospectus forming a part thereof, and any supplement thereto, complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Demand Registration and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Demand Registration, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.
     2.2 Piggyback Registration.
          2.2.1 Right to Include Registrable Shares. If at any time after the date hereof (other than in connection with the Initial Public Offering), the Company proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Shares for a public offering under the Securities Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto or any other registration statement relating to a special offering to the Company’s or its subsidiaries’ employees) or (ii) filed in connection with an exchange offer or (iii) filed in connection with a primary offering of securities of the Company for its own benefit in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) (a “Piggyback Registration”), the Company shall give written notice of the proposed registration to each Holder at least thirty (30) days prior to the filing thereof, and each Holder shall have the right to request that all or any part of its Registrable Shares be included in such registration by giving written notice to the Company within thirty (30) days after the giving of such notice by the Company. Subject to Section 2.2.2, the Company will include in such registration, on such terms and conditions as the other securities to be included therein, all Registrable Shares with respect to which the Company has received written requests for inclusion therein within such thirty (30) day period. If the registration statement is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.
          2.2.2 Priority on Piggyback Registrations. If the Piggyback Registration is an underwritten offering and the managing underwriter(s) of such offering determine in their good faith judgment that the aggregate number of securities, including shares of Common Stock, of the Company which all Holders and all Other Securityholders propose to include in such registration statement exceeds the maximum number of securities, including shares of Common Stock, that can be sold in such offering without materially and adversely affecting the marketability of the offering or the selling price to be obtained, the Company will include in such registration: first, the shares of Common Stock which the Company proposes to sell, second, the Registrable Shares of the Selling Holders (pro rata among all such Selling Holders on the basis of the number of Registrable Shares or other securities of the Company then held by each of such Selling Holders who have requested that securities owned by them be so included), and third, securities to be sold for the account of Other Securityholders; provided that no such reduction may reduce the number of Registrable Shares being sold by the Clarity Holders to less than twenty-five percent (25%) of the shares requested to be sold by the Clarity Holders in such offering.

          2.2.3 Underwriters. Registrable Shares proposed to be registered and sold in an underwritten offering for the account of any Selling Holder pursuant to a Piggyback Registration shall be sold to prospective underwriters listed on Schedule B hereto selected or approved by the Company (provided, however, that any proposed underwriter not listed on Schedule B shall be reasonably acceptable to the Clarity Majority and the Hitachi Majority) and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and/or Other Securityholders exercising contractual demand registration rights and the prospective underwriters. The Selling Holders shall be permitted to withdraw all or a part of the Registrable Shares held by such Selling Holders which were to be included in such Piggyback Registration at any time prior to the effective date of such registration. The Company may withdraw any registration statement for such registration at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Selling Holder.
     2.3 Registration Statement. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company will furnish each Selling Holder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Selling Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in each case including all exhibits, in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration (the Company hereby consenting to the use in accordance with all applicable federal securities laws of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus). The Company shall not, however, be required to maintain the registration statement relating to a Demand Registration and to supply copies of a prospectus for a period beyond the Demand Period and, at the end of such Demand Period, the Company may deregister any Registrable Shares covered by such registration statement and not then sold or distributed. In connection with any such registration of Registrable Shares, the Company will, at the request of the managing underwriter with respect thereto (or, if not an underwritten offering, at the request of Selling Holders holding a majority of the Registrable Shares to be included in the registration) use its Commercially Reasonable Efforts to register or qualify such Registrable Shares for sale under the securities laws of such states as is reasonably requested to permit the distribution of such Registrable Shares and, to use its reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective and to do such other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement in accordance with applicable “blue sky” securities laws of such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or becomes subject to taxation in any jurisdiction.
     In connection with any offering of Registrable Shares registered pursuant to this Agreement, the Company shall (i) furnish each Selling Holder, at the Company’s expense, certificates representing ownership of the Registrable Shares which are sold pursuant to the registration statement, in such denominations and registered in such names as the managing underwriter, if any, or such Selling Holder shall reasonably request, and (ii) instruct the transfer agent and registrar of the Common Stock to release any stop transfer orders with respect to the Registrable Shares so sold.
     2.4 Registration Procedures. In connection with the Company’s obligations to effect a registration pursuant to Section 2.1 and 2.2, the Company will promptly:
          2.4.1 cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”);
          2.4.2 subject to Section 2.1.3.2, cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;
          2.4.3 notify each Holder of Registrable Shares covered by the registration statement; (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for any amendments or supplements to the registration statement or the prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (D) if, at any time prior to the closing contemplated by an underwriting agreement entered into in connection with such registration statement, it becomes aware that the representations and warranties of the Company contained in such agreement cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which it believes may make any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue and which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading; and (G) upon the occurrence of a Demand Suspension Period;
          2.4.4 make Commercially Reasonable Efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the suspension of the qualification of the Registrable Shares for sale in any jurisdiction, or to prevent any such suspension;
          2.4.5 subject to Section 2.1.3.2 if required, based on the advice of the Company’s counsel, prepare a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          2.4.6 make Commercially Reasonable Efforts to cause all Registrable Shares covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed if requested by the Holder thereof or the managing underwriters, if any, and, if not so listed, to be approved for listing on the New York Stock Exchange or for quotation on The Nasdaq Market, Inc. National Market (NASDAQ);
          2.4.7 provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;
          2.4.8 if necessary, use its best efforts to provide a CUSIP number for the Registrable Shares, not later than the effective date of the registration statement;
          2.4.9 use its best efforts to (A) obtain opinions of counsel to the Company and updates thereof addressed to managing underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, and (B) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to any such managing underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by accountants in connection with underwritten offerings (each of the above being done at each closing under such underwriting agreement or as and to the extent required thereunder);
          2.4.10 subject to the receipt of reasonably satisfactory agreements relating to confidentiality, make available for inspection, in connection with the preparation of a registration statement pursuant to this Agreement, by a representative of the Holders of Registrable Shares covered by the registration statement, and any attorney or accountant retained by such Holders, all financial and other records and pertinent corporate documents and properties of the Company which such Persons may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, attorney or accountant in connection with such registration; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order; provided further that appropriate arrangements are made, to the extent required by applicable antitrust law, to limit access to such information in accordance with applicable anti-trust laws; and provided further that, without limiting the foregoing, no such information shall be used by any person in connection with any transactions in securities of the Company and its subsidiaries in violation of law;
          2.4.11 not sell, make any short sale of, loan, grant any option for the purpose of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to and a period up to ninety (90) days after any underwritten registration pursuant hereto has become effective, unless the underwriter managing such registration otherwise agrees, and except for (A) offers or sales pursuant to Form S-4 or S-8 or any successor or similar forms thereto or pursuant to a primary offering of securities of the Company for its own benefit in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan, and (B) grants of options under its stock option plans and may issue securities (i) pursuant to stock subscription agreements outstanding prior to the beginning of such period, (ii) issuable upon the exercise or conversion of outstanding convertible securities, stock options and other options, warrants and rights of the Company, (iii) in private transactions for cash, and (iv) in connection with acquisitions; and
          2.4.12 otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders as soon as reasonably practicable, an earnings statement which satisfies the provision of Section 11(a) of the Securities Act and Rule 158 thereunder.
     2.5 Holdback Agreement. Notwithstanding any other provision of this Section 2, each Holder of Registrable Shares agrees that:
     (i) in the event the Company is issuing new shares of its Common Stock to the public in an underwritten offering (other than in the Initial Public Offering, which is addressed in clause (ii) below) in which such Holder included Registrable Shares pursuant to Section 2.2 hereof, if so requested by the managing underwriter(s) in such offering, such Holder will not offer for public sale (other than as part of such underwritten public offering) any securities of the issue being registered or any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven (7) days prior to and such number of days (not in excess of ninety (90)) after the effective date of the registration statement in connection with such public offering, without the consent of the managing underwriter(s); and
     (ii) in the event of an Initial Public Offering, if so requested by the managing underwriter(s) in such offering, such Holder will not offer for public sale (other than as part of such underwritten public offering) any securities of the issue being registered or any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven (7) days prior to and such number of days (not in excess of one hundred eighty (180)) after the effective date of the registration statement in connection with such Initial Public Offering, without the consent of the managing underwriter(s).
Notwithstanding the provisions of the preceding sentence, Clarity may distribute its shares to its Permitted Transferees; provided that each such transferee agrees to be bound by the provisions of this Section 2.5.
     2.6 Registration Expenses. All expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Section 2 shall be borne by the Company, including without limitation the reasonable fees and expenses of one counsel to the Selling Holders; provided, however, that each Selling Holder shall pay (i) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the shares sold by such Selling Holder and (ii) all other expenses incurred by such Selling Holder and incidental to the sale and delivery of the shares to be sold by such Holder.

     2.7 Conditions to Holder’s Rights. It shall be a condition of each Selling Holder’s rights hereunder that:
          2.7.1 Cooperation. Such Selling Holder shall cooperate with the Company by supplying with reasonable promptness information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with such registration which are customary for offerings of this type or is required by applicable laws or regulations (including agreeing to sell such Selling Holder’s Registrable Shares on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Selling Holder); and
          2.7.2 Undertakings. Such Selling Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the NASD or which the Company or the underwriters may reasonably request to otherwise effectuate the offering.
          2.7.3 Notice of Sale. In connection with and as a condition to the Company’s obligations with respect to any shelf registration statement, each Holder of Registrable Shares covenants and agrees that it will not offer or sell any Registrable Shares under the registration statement until it has provided a written notice to the Company of such proposed sale (a “Shelf Sale Notice”) and has received copies of the prospectus relating to such registration statement as then amended or supplemented and notice from the Company that the registration statement and any post-effective amendments thereto have become effective. Upon any notice contemplated by Section 2.1.3.2, such Holder shall not offer or sell any Registrable Shares pursuant to the registration statement until, in the reasonable good faith judgment of the Company, the event which is the subject of such notice no longer precludes sale or such Holder receives copies of the supplemented or amended prospectus disclosing information relating to such event, and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies, of the prospectus as amended or supplemented at the time of receipt of such notice under Section 2.1.3.2.
     2.8 Indemnification.
          2.8.1 Indemnification by the Company. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify to the fullest extent permitted by law and hold each Selling Holder, its officers, directors, partners and members and each Person, if any, who controls each Selling Holder (within the meaning of the Securities Act), harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation reasonable and documented attorneys’ fees and disbursements, which shall be reimbursed periodically as incurred) (collectively “Losses”) to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof, including, the information deemed part of such registration statement pursuant to Rule 430A promulgated under the Securities Act), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 2.8.1 shall not apply to such Losses which shall arise from the sale of Registrable Shares to any Person if such Losses shall arise out of, shall be caused by or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if (i) such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto; (ii) if such untrue statement or omission was made in any preliminary prospectus if (a) the Selling Holder failed to send or deliver a copy of the final prospectus, if obligated to do so, with or prior to the delivery of written confirmation of the sale by such Selling Holder of Registrable Shares to the Person asserting the claim from which such Losses arise and (b) the final prospectus corrected such untrue statement or such omission; or (iii) any such Losses arise out of, are caused by or are based upon an untrue statement or omission in the prospectus, if (a) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (b) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Selling Holder thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares to the person asserting the claim from which such Losses arise.
          2.8.2 Indemnification by Holders of Registrable Shares. Each Selling Holder, severally and not jointly, agrees to indemnify to the fullest extent permitted by law and hold the Company and the other Selling Holders (other than Affiliates thereof), their respective directors, officers, partners and members and each Person, if any, who controls the Company or such other Selling Holders (within the meaning of the Securities Act), harmless against any and all Losses arising out of, caused by or based upon any untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus, or arising out of, caused by or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the preliminary prospectus and the prospectus, in each case, including amendments or supplements, in light of the circumstances in which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Selling Holder to the Company expressly for use in such registration statement or prospectus; provided, however, that the obligation to indemnify will be several and not joint and in no event shall the liability of any Selling

Holder hereunder be greater in amount than the dollar amount of the net proceeds received by any such Selling Holder upon the sale of the Registrable Shares under the registration statement giving rise to such indemnification obligation.
          2.8.3 Conduct of Indemnification Proceedings. In order for a Person (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person against the Indemnified Party (a “Claim”), such Indemnified Party must notify the indemnifying party (“Indemnifying Party”) in writing, and in reasonable detail, of the Claim as promptly as reasonably possible after receipt by such Indemnified Party of notice of the Claim; provided, however, that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court filings and related papers) received by the Indemnified Party relating to the Claim.
          If a Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation in writing to indemnify the Indemnified Party therefor, to assume at its cost the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party and to settle such suit, action, claim or proceeding in its discretion with a full release of the Indemnified Party and no admission of liability. Notwithstanding any acknowledgment made pursuant to the immediately preceding sentence, the Indemnifying Party shall continue to be entitled to assert any limitation to the amount of Losses for which the Indemnifying Party is responsible pursuant to its indemnification obligations. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the Indemnifying Party has materially failed to defend, contest or otherwise protest in a timely manner against Claims. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend any Claim, all the parties hereto shall cooperate in the defense or prosecution of such Claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld); provided, however, the Indemnified Party shall be free to admit liability with respect to, or settle, compromise or discharge such Claim without the Indemnifying Party’s consent to the extent that the Indemnifying Party fails to acknowledge in writing its obligation to indemnify hereunder with respect to such Claim within 20 business days following the Indemnified Party’s delivery to the Indemnifying Party of (i) a written request for such acknowledgement and (ii) a written notice describing the Claim and the basis upon which the Indemnified Party seeks indemnity therefor in reasonable detail.
          The obligations of the Company and the Holders under this Section 2.8 shall survive completion of any offering of Registrable Shares pursuant to a registration statement and the termination of this Agreement. The Indemnifying Party’s liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.
          2.8.4 Contribution. If the indemnification provided for in this Section 2.8 is unavailable to an Indemnified Party in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect (i) the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, (ii) in the case of the indemnification by one Selling Holder of another, the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, from the offering of the Registrable Shares, and (iii) any other relevant equitable considerations appropriate under the circumstances. The relative benefits to the Indemnifying Party and any Indemnified Party shall be determined by reference to, among other things, the total proceeds received by the Indemnifying Party and Indemnified Party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.8.4, no Indemnifying Party that is a Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Holder from the sale of Registrable Shares under the applicable registration statement exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          2.8.5 Underwriting Agreement to Govern. At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern to the extent inconsistent with Sections 2.8.1 and 2.8.2; provided, however, that the indemnification provisions of such underwriting agreement as they relate to Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders (it being understood that the Company will use commercially reasonable efforts, not requiring the expenditure of money, to attempt to persuade the underwriters to limit any such indemnification obligations of a Selling Holder under such underwriting agreement to an amount equal to the net proceeds received by such Selling Holder in the relevant offering).
     2.9 Rule 144. So long as the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended form time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     2.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Holders under Sections 2.1 and 2.2 may be assigned by a Clarity Holder or a Hitachi Holder (a) to any Permitted Transferee of such Clarity Holder or Hitachi Holder, respectively, under the Stockholders’ Agreement or (b) in the case of a Clarity Holder, to any other Person to which Registrable Shares are transferred by such Clarity Holder in compliance with the provisions of Section 7, 8 or 9 of the Stockholders’ Agreement. Any Clarity Holder who makes a transfer specified in clause (b) shall give written notice of such transfer to the Company prior to or in connection with the transfer, and, as a condition to the transferee obtaining registration rights under this Agreement, the transferee shall agree in writing to be bound by this Agreement.
     2.11 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Clarity Majority and the Hitachi Majority, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including with respect to underwriters’ “cutbacks” and “standoff” obligations, are subordinate to the registration rights granted Holders hereunder.
     2.12 Registration of Option Shares. As soon as practicable after the Initial Public Offering, the Company shall use its Commercially Reasonable Efforts to file with the Securities and Exchange Commission a Registration Statement on Form S-8 or any successor or similar forms thereto, registering under the Securities Act all shares of Common Stock issuable upon the exercise of stock options granted by the Company to its directors, officers, employees and consultants.

     2.13 Stockholders’ Agreement to Govern. In connection with a Qualified Public Offering (as defined in the Section 6(e) of the Stockholders’ Agreement), the terms of Section 6 of the Stockholders’ Agreement shall govern to the extent inconsistent with the terms of this Agreement.
3. General.
     3.1 Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby waives the defense in any action for specific performance that a remedy at law would be adequate.
     3.2 Complete Agreement; Modifications. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may be amended, altered or modified only by a writing signed by the Company, the Clarity Majority and the Hitachi Majority.
     3.3 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.
     3.4 Reasonable Best Efforts. Hitachi shall use its reasonable best efforts to cause the Company to perform its obligations under this Agreement.
     3.5 Notices. All notices or other communications hereunder shall be in writing and shall be given by (i) personal delivery, (ii) courier or other delivery service which obtains a receipt evidencing delivery, (iii) registered or certified mail (postage prepaid and return receipt requested), or (iv) facsimile or similar electronic device, to such address as may be designated from time to time by the relevant party, and which shall initially be:
(a) in the case of the Company:
OpNext, Inc.
246 Industrial Way West
Eatontown, New Jersey 07724
Attn: Chief Executive Officer
Facsimile: (732) 544-3561

with copies to:
Hitachi, Ltd.
6, Kanda-Surugadai 4-chome
Chiyoda-ku
Tokyo, 101-8010 Japan
Attn: Senior Group Executive, Information & Telecommunication Systems Group
Facsimile: (81-3) 5471-2552
and
Clarity Partners, L.P.
100 N. Crescent Drive, Suite 300
Beverly Hills, CA 90210-5403
Attn: David Lee
Facsimile: (310) 432-5000
(b) in the case of the Clarity Investors:
c/o Clarity Partners, L.P.
100 N. Crescent Drive, Suite 300
Beverly Hills, CA 90210-5403
Attn: David Lee
Facsimile: (310) 432-5000
with a copy to:
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Attn: Ian C. Wiener, Esq.
Facsimile: (310) 203-7199
(c) in the case of Hitachi:
Hitachi, Ltd.
6, Kanda-Surugadai 4-chome
Chiyoda-ku
Tokyo, 101-8010 Japan
Attn: Senior Group Executive, Information & Telecommunication Systems Group
Facsimile: (81-3) 5471-2552

with a copy to:
Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601
Attn: William A. Streff, Jr., Esq.
          Michael G. Timmers, Esq.
Facsimile: (312) 861-2200
All notices and other communications shall be deemed to have been given (i) if delivered by the United States mail, three business days after mailing (five business days if delivered to an address outside of the United States), (ii) if delivered by a courier or other delivery service, one business day after dispatch (two business days if delivered to an address outside of the United States), and (iii) if personally delivered or sent by facsimile or similar electronic device, upon receipt by the recipient or its agent or employee (which, in the case of a notice sent by facsimile or similar electronic device, shall be the time and date indicated on the transmission confirmation receipt). No objection may be made by a party to the manner of delivery of any notice actually received in writing by an authorized agent of such party.
     3.6 No Third-Party Benefits. Except as expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.
     3.7 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.
     3.8 Governing Law. All questions with respect to the Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of Delaware, regardless of the choice of laws provisions of Delaware or any other jurisdiction.
     3.9 Submission to Jurisdiction; Waivers. Each party to this Agreement hereby irrevocably and unconditionally:
          3.9.1 submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Delaware, the courts of the United States of America situated in Delaware and appellate courts from any thereof;
          3.9.2 consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          3.9.3 agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth herein or at such other address of which the agent shall have been notified pursuant thereto, to the extent permitted by law; and

          3.9.4 agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
     3.10 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.
     3.11 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.
     3.12 Attorneys’ Fees. Should any litigation be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys’ fees and court costs incurred by reason of such litigation.
     3.13 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Article or Section.
     3.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth hereinabove.

OPNEXT, INC.

By:	/s/ Harry L. Bosco

Harry L. Bosco
Chief Executive Officer and President

CLARITY PARTNERS, L.P.

By:	CLARITY GENPAR, LLC,
its General Partner

By:	/s/ David Lee

David Lee
Managing Member

CLARITY OPNEXT HOLDINGS I, LLC
By:	Clarity Partners, L.P., its Manager

By:	CLARITY GENPAR, LLC,
its General Partner

By:	/s/ David Lee

David Lee
Managing Member

CLARITY OPNEXT HOLDINGS II, LLC
By:	Clarity Partners, L.P., its Manager

By:	CLARITY GENPAR, LLC,
its General Partner

By:	/s/ David Lee

David Lee
Managing Member

HITACHI, LTD.

By:	/s/ Masaaki Hayashi

Masaaki Hayashi
Senior Vice President and Director
Senior Group Executive,
Information & Telecommunication Systems Group